                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SYKES ENTERPRISES, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          -------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


          -------------------------------------------------------------------
 [ ]  Fee paid previously with preliminary materials:


         -------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


          -------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:


          -------------------------------------------------------------------
     (3)  Filing Party:


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     (4)  Date Filed:


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
        [Red directional circle and halftone photos of men and women]

                          SYKES 1998 PROXY STATEMENT
                         REAL PEOPLE.  REAL SOLUTIONS.

                         (SYKES ENTERPRISES, INC. LOGO)

                             100 NORTH TAMPA STREET
                                   SUITE 3900
                              TAMPA, FLORIDA 33602

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 1998

                             ---------------------

To the Shareholders of Sykes Enterprises, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Sykes Enterprises, Incorporated (the "Company") will be held at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida, on Thursday, April 30, 1998, at 10:00 a.m., Eastern Standard Time, for the following purposes:

          1. To elect three directors to hold office until the 2001 Annual Meeting of Shareholders;

          2. To amend the Company's Articles of Incorporation to expand the indemnification provisions thereof to include all of the Company's officers and directors, all of the officers and directors of all the Company's domestic subsidiaries, and all persons rendering services to the Company's foreign subsidiaries in capacities as officers and directors or in equivalent, identical, or similar capacities;

          3. To approve the adoption of the Company's 1997 Management Stock Incentive Plan; and

          4. To transact any other business as may properly come before the Annual Meeting.

     Only shareholders of record as of the close of business on March 2, 1998, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Margery Bass

                                          MARGERY BASS
                                          Secretary

March 30, 1998

                             YOUR VOTE IS IMPORTANT

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                         (SYKES ENTERPRISES, INC. LOGO)

                             100 NORTH TAMPA STREET
                                   SUITE 3900
                              TAMPA, FLORIDA 33602

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida, on Thursday, April 30, 1998, at 10:00 a.m., Eastern Standard Time, or any adjournment thereof.

     If the accompanying proxy form ("Proxy") is completed, signed, returned to the Company, and not revoked, the shares represented thereby will be voted at the Annual Meeting as directed by the shareholder. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Annual Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof.

     The annual report to shareholders of the Company for the year ended December 31, 1997, along with this Proxy Statement, are first being mailed on or about March 30, 1998, to shareholders entitled to vote at the Annual Meeting.

                         SHAREHOLDERS ENTITLED TO VOTE

     Only shareholders of record as of the close of business on March 2, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date, there were 39,106,033 shares of common stock, $.01 par value per share ("Common Stock"), outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.

     Under Florida law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The proposals set forth herein to approve, (i) amending the Company's Articles of Incorporation to expand the indemnification provisions thereof to include all of the Company's officers and directors, all of the officers and directors of all the Company's domestic subsidiaries, and all persons rendering services to the Company's foreign subsidiaries in capacities as officers and directors or in equivalent, identical, or similar capacities; and (ii) the adoption of the Company's 1997 Management Stock Incentive Plan, will be adopted if a majority of the total votes present or represented and entitled to vote at the Annual Meeting vote in favor of such proposals.

     Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders which are set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

     Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by, (i) filing with the Secretary of the Company written notice thereof, (ii) submitting a duly executed Proxy bearing a later date, or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting. Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by inspectors of election designated by the Board of Directors who will not be employed by the Company or any of its affiliates.

     The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers, and regular employees of the Company without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE NOMINEES. PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

     The Company's Board of Directors is divided into three classes (designated "CLASS I," "CLASS II," and "CLASS III"), as nearly equal as possible, with each class serving three-year terms expiring at the third annual meeting of shareholders after their elections. The term of the current CLASS II directors expires at the 1998 Annual Meeting of Shareholders. Accordingly, three CLASS II directors will be elected at the Annual Meeting to serve until their terms expire at the 2001 Annual Meeting of Shareholders (in each case, until their respective successors are elected and qualified). In the event any such nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve.

                             NOMINEES FOR DIRECTORS

              CLASS II -- TERM EXPIRES AT THE 2001 ANNUAL MEETING

NAME                                        AGE        PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                        ---        ------------------------------------------
H. Parks Helms............................  62    H. Parks Helms has served as a director of the
                                                  Company since its inception in 1977 and is a member
                                                  of the Audit Committee. Mr. Helms is the Managing
                                                  Partner of the law firm of Helms, Cannon, Hamel &
                                                  Henderson in Charlotte, North Carolina. Mr. Helms
                                                  has held numerous political appointments and elected
                                                  positions, including as a member of the North
                                                  Carolina House of Representatives.

Adelaide A. (Alex) Sink...................  49    Adelaide A. (Alex) Sink was elected to the Company's
                                                  Board of Directors in June 1997 and is a member of
                                                  the Audit Committee. Ms. Sink is the President of
                                                  NationsBank Private Client Group nationwide. From
                                                  1993 until 1997, she was President of NationsBank
                                                  Florida. Ms. Sink serves on several community and
                                                  statewide volunteer boards in Florida.

Linda McClintock-Greco, M.D...............  43    Linda McClintock-Greco, M.D. is Chief Executive
                                                  Officer and Chief Medical Officer of Tampa General
                                                  HealthPlan, Inc. (HealthEase) and has spent the last
                                                  ten years in the health care industry as both a
                                                  private practitioner in Texas and a managed care
                                                  executive serving as the Regional Medical Director
                                                  with Humana Health Care Plan. Dr. McClintock-Greco
                                                  serves on the Board of Directors of the Florida
                                                  Association of Managed Care Organizations (FAMCO)
                                                  currently acting as Treasurer. Dr. McClintock-Greco
                                                  also serves on the board of several charitable
                                                  organizations.

                    DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

               CLASS I -- TERM EXPIRES AT THE 1999 ANNUAL MEETING

NAME                                        AGE        PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                        ---        ------------------------------------------
Gordon H. Loetz...........................  48    Gordon H. Loetz was elected to the Company's Board
                                                  of Directors in 1993 and was a member of the Audit
                                                  Committee until October 1997 when he resigned prior
                                                  to becoming an officer of the Company. He joined the
                                                  Company in November 1997 as Executive Vice President
                                                  and Chief Operating Officer. In 1982, Mr. Loetz
                                                  founded Comprehensive Financial Services, a
                                                  financial investment advisory company and he most
                                                  recently served as the President of CFS Insurance
                                                  Agency, Inc.

Ernest J. Milani..........................  68    Ernest J. Milani was elected to the Board of
                                                  Directors of the Company in April 1996 and is a
                                                  member of the Compensation Committee and became a
                                                  member of the Stock Option Committee April 1, 1998.
                                                  From 1970 until 1996, Mr. Milani held various
                                                  positions with CDI Corporation, a publicly-held
                                                  provider of engineering and technical services, most
                                                  recently as President of CDI Corporation Northeast
                                                  and CDI Technical Services Ltd., both of which are
                                                  subsidiaries of CDI Corporation.

Iain A. Macdonald.........................  53    Iain A. Macdonald was elected to the Board of
                                                  Directors of the Company in March 1998, to fill the
                                                  unexpired term of David E. Garner. Prior to joining
                                                  the Company's board, Mr. Macdonald served as a
                                                  director of McQueen International Ltd. from 1996
                                                  until its acquisition by the Company. From 1984
                                                  until 1995, Mr. Macdonald was Chairman of
                                                  ComputerGroup plc, a supplier of personal computers,
                                                  networks, and related services. In 1989,
                                                  ComputerGroup was acquired by SHL Systemhouse, Inc.,
                                                  and then was subsequently acquired by MCI in 1996.
                                                  Prior thereto and until 1983, Mr. Macdonald was UK
                                                  Divisional Marketing Support Manager for IBM United
                                                  Kingdom, Ltd. Mr. Macdonald also serves on the Board
                                                  of Directors of Frederick's Dairies, Ltd.; Signs &
                                                  Labels, Ltd.; Lincoln Software, Ltd.; and Warthog
                                                  Software, Ltd.

              CLASS III -- TERM EXPIRES AT THE 2000 ANNUAL MEETING

NAME                                        AGE        PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                                        ---        ------------------------------------------
John H. Sykes.............................  61    John H. Sykes has been Chairman of the Board of
                                                  Directors, President, and Chief Executive Officer of
                                                  the Company since its inception in 1977. Previously,
                                                  Mr. Sykes was Senior Vice President of CDI
                                                  Corporation, a publicly-held technical services
                                                  firm.

Furman P. Bodenheimer, Jr.................  68    Furman P. Bodenheimer, Jr. was elected to the Board
                                                  of Directors of the Company in 1991 and is a member
                                                  of the Compensation and Stock Option Committees. Mr.
                                                  Bodenheimer has been President and Chief Executive
                                                  Officer of Zickgraf Enterprises, Inc. and Nantahala
                                                  Lumber in Franklin, North Carolina since 1991. Prior
                                                  thereto and until 1988, Mr. Bodenheimer was
                                                  President of First Citizens Bank and Vice Chairman
                                                  of First Citizens Mortgage Company and First Title
                                                  Insurance Company. From 1988 to 1991, Mr.
                                                  Bodenheimer was a consultant to financial
                                                  institutions.

R. James Stroker..........................  51    R. James Stroker has served as a director of the
                                                  Company since 1990 and is a member of the
                                                  Compensation and Stock Option Committees. Mr.
                                                  Stroker is Judge of the Ninth Judicial Circuit of
                                                  the State of Florida and has over 21 years of
                                                  judicial experience. Mr. Stroker also serves on the
                                                  Board of Directors of the University of Orlando Law
                                                  School. Mr. Stroker is the son-in-law of Mr. Sykes.

                                  PROPOSAL 2:

                   APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                           ARTICLES OF INCORPORATION

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EXPAND THE INDEMNIFICATION PROVISIONS THEREOF TO INCLUDE ALL OF THE OFFICERS AND DIRECTORS OF THE COMPANY AND EACH OF ITS DOMESTIC SUBSIDIARIES AND ALL PERSONS RENDERING SERVICES TO THE COMPANY'S FOREIGN SUBSIDIARIES IN CAPACITIES AS OFFICERS AND DIRECTORS OR IN EQUIVALENT, IDENTICAL, OR SIMILAR CAPACITIES AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE AMENDMENT. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE APPROVAL OF THE AMENDMENT.

     The sole purpose of the amendment is to make identical the scope of the indemnification provisions contained in the Company's Articles of Incorporation and Bylaws. The amendment is attached to this Proxy Statement as Exhibit A.

     At the July 24, 1997 Board of Directors meeting, the Board broadened the indemnification provisions in the Company's Bylaws to include all of the officers and directors of the Company and its domestic subsidiaries and all persons rendering services to the Company's foreign subsidiaries in capacities as officers and directors or in equivalent, identical, or similar capacities. Before that amendment, the indemnification provisions in the Company's Bylaws and Articles of Incorporation provided for indemnification of only the Company's directors and executive officers.

     The Board has concluded that it is in the best interest of the Company to expand the scope of officers and directors entitled to be indemnified by the Company and, in that regard, has expanded the scope of the indemnification provisions in the Bylaws. The amendment to the Company's Articles of Incorporation would make the indemnification provision in the Articles of Incorporation consistent with the Bylaws. Accordingly, the Board has determined that the amendment to the Company's Articles of Incorporation is advisable and voted to recommend it to the Company's shareholders for approval. If the amendment is approved by the Company's shareholders, the Company will file Articles of Amendment to the Company's Articles of Incorporation to that effect with the Florida Department of State. Upon acceptance of that filing, the amendment would become effective.

                                  PROPOSAL 3:

                        APPROVAL OF THE ADOPTION OF THE
                 COMPANY'S 1997 MANAGEMENT STOCK INCENTIVE PLAN

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE COMPANY'S 1997 MANAGEMENT STOCK INCENTIVE PLAN (THE "1997 PLAN") AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE APPROVAL. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF APPROVING THE 1997 PLAN.

GENERAL

     At the October 15, 1997 Board of Directors meeting, the Board of Directors adopted the 1997 Plan, subject to shareholder approval. The purpose of the 1997 Plan is to reward key officers and managers of the Company for superior service, to induce such persons to remain in the employ of the Company, to provide incentives to enhance such persons' performance, and to encourage such persons to secure or increase their stock ownership of the Company. The Company expects to continue its practice of making stock options an important part of the total compensation program for the Company's officers and managers. The 1997 Plan, however, is designed to more closely link management pay to the Company's performance and thus shareholder interests.

PERFORMANCE-BASED ACCELERATED VESTING

     The Plan is a hybrid of a performance-based option plan and a traditional stock option plan such as the Company's 1996 Employee Stock Option Plan. Options to be granted under the 1997 Plan will vest when certain performance objectives are satisfied. These performance objectives may include earnings growth, return on equity, the requirement that certain stock price levels be reached, or other goals. Unlike a true performance-based plan, however, options to be granted under the 1997 Plan eventually will vest after a longer time frame (within the ten-year option term) if the performance objectives have not previously been satisfied. A fixed vesting date before the end of the ten-year option term is a condition to maintaining conventional accounting treatment for these options. Without a fixed vesting date, such as with true performance-based plans, the Company would have to recognize a charge to earnings equal to the gain in share price over the option exercise price until the performance goal is satisfied multiplied by the number of shares under those options. This accounting treatment potentially could result in adverse fluctuations in the Company's earnings.

     Accordingly, options to be granted under the 1997 Plan will link the ability to exercise the option to the achievement of business targets for the Company in the form of performance objectives, thus focusing management on business performance that creates shareholder value. At the same time, these options will avoid the earnings charge associated with true performance-based plans.

ADMINISTRATION OF THE 1997 PLAN

     The 1997 Plan will be administered by the Compensation Committee of the Board of Directors, which is composed of two or more "non-employee directors" in accordance with the requirements of Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Act of 1934. The Compensation Committee will be responsible for establishing the performance objectives as well as the other terms and conditions of option grants under the 1997 Plan. The Compensation Committee has not made a determination with respect to any option grants under the 1997 Plan.

SHARES SUBJECT TO OPTIONS

     The 1997 Plan permits options to be granted to purchase up to 4,000,000 shares of Common Stock. To the extent that options granted under the 1997 Plan expire or terminate without having been exercised in full, the Common Stock subject thereto will become available for further options under the 1997 Plan. Provision is made under the 1997 Plan for appropriate adjustment in the number of shares of Common Stock covered by the 1997 Plan and by each option granted thereunder and the related option price, in the event of any change in the Common Stock by reason of a stock dividend, merger, reorganization, stock split, recapitalization, combination, exchange of shares, or otherwise.

ELIGIBLE EMPLOYEES

     The Committee may grant options under the 1997 Plan to officers and managers of the Company or its subsidiaries. Approximately 300 officers and managers of the Company will be eligible to participate in the 1997 Plan.

STOCK OPTIONS

     The Compensation Committee will establish the terms and conditions of the options granted under the 1997 Plan subject to certain limitations specified in the 1997 Plan. Only non-qualified stock options may be granted under the 1997 Plan, and incentive stock options may not be granted. The exercise price of any option granted must be no less than the fair market value of the Common Stock on the date that the option is granted. For purposes of the 1997 Plan, the "fair market value" of the Common Stock is defined as the average of the highest reported bid and lowest reported asked prices on the NASDAQ National Market.

     The term of each option granted under the 1997 Plan shall be as determined by the Compensation Committee, provided that the term of any option may not exceed ten years. In addition, the 1997 Plan permits the Compensation Committee to establish the performance objectives with respect to option grants that will cause the vesting period to accelerate. These performance objectives include criteria based on pre-tax earnings, operating earnings, after-tax earnings, return on investment, earnings value added, earnings per share, revenues, cash flow, return on assets, return on capital, return on equity, return on sales, operating margin, or total shareholder return or stock price appreciation.

     Payment of the option price may be made in cash or by delivery of shares of Common Stock equivalent in fair market value to the option price. Upon exercise of any option, the optionee must pay in full the option price for the shares of Common Stock being purchased.

     Options granted under the 1997 Plan are not transferable other than by will or by the laws of descent and distribution. During the lifetime of an optionee, his or her option will be exercisable only by him or her and only while continuously employed by the Company or one of its subsidiaries; or, if after termination of employment, either within (i) 30 days of a termination other than for cause, or by reason of the optionee's death, retirement, or permanent disability; or (ii) three months after termination of employment by reason of the optionee's death, retirement, or permanent disability, but only if and to the extent that the option was exercisable on the last day of such employment. If an optionee is terminated for cause, all rights to any options under the 1997 Plan will terminate immediately.

FEDERAL INCOME TAX CONSEQUENCES

     No taxable income is realized by an optionee and no tax deduction is available to the Company upon the grant of a non-qualified stock option (incentive stock options cannot be granted under the 1997 Plan). The exercise of a non-qualified option will result in the recognition of ordinary income by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired at such time over the exercise price for the option. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the Common Stock by the optionee will typically give rise to capital gain or loss to the extent the amount realized from the sale differs from the optionee's tax basis, which is usually the fair market value of the Common Stock acquired on the date of exercise. This capital gain or loss will be a long-term gain or loss if the Common Stock sold had been held for more than one year after the date of exercise.

                               BOARD OF DIRECTORS

GENERAL

     The Board of Directors held seven meetings during the year ended December 31, 1997. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by Florida law. During 1997, the Audit Committee met two times, the Compensation Committee met four times, and the Stock Option Committee met one time. All directors attended all meetings of the Board of Directors and all committees on which they served during the year ended December 31, 1997, except as follows: Mr. Loetz did not attend one Board of Directors meeting; Ms. Sink did not attend one Board of Directors meeting since joining the Board of Directors; and Mr. Milani did not attend one Compensation Committee meeting.

DIRECTOR COMPENSATION

     Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board of Directors or any committees of the Board. Directors who are not executive officers of the Company receive (subsequent to the Annual Meeting) an annual fee of $5,000, payable in cash or shares of Common Stock based on the fair market value of the Common Stock on the date of payment at the election of each director, plus $1,000 per Board and committee meeting attended. The outside directors also receive options to purchase Common Stock under the Company's 1996 Non-Employee Director Stock Option Plan.

     Mr. Milani and the Company entered into a one-year consulting agreement on April 1, 1996 providing for an annual fee of $100,000. This one-year consulting agreement was renewed on the same terms effective April 1, 1997. The agreement requires Mr. Milani to provide certain technical consulting services to the Company as requested by the Company. The agreement terminated March 30, 1998, and was not renewed.

COMMITTEES OF THE BOARD

     The Board of Directors has established committees whose responsibilities are summarized as follows:

          Audit Committee. The Audit Committee is comprised of Mr. Helms and Ms. Sink and is responsible for reviewing the independence, qualifications, and activities of the Company's independent certified accountants and the Company's financial policies, control procedures, and accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's financial statements. The Audit Committee is also responsible for the review of transactions between the Company and any Company officer, director, or entity in which a Company officer or director has a material interest. Mr. Loetz resigned from the Audit Committee in October 1997 prior to commencing employment with the Company.

          Compensation Committee. The Compensation Committee is comprised of Messrs. Bodenheimer, Milani, and Stroker and is responsible for establishing the compensation of the Company's directors, officers, and other managerial personnel, including salaries, bonuses, termination arrangements, and other executive officer benefits.

          Stock Option Committee. The Stock Option Committee is comprised of Messrs. Bodenheimer, Milani, and Stroker and is responsible for granting stock options under the 1996 Plan. Mr. Milani was not a member of the Stock Option Committee prior to the termination of his consulting agreement with the Company and joined the committee as of April 1, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was established in connection with the Company's initial public offering in April 1996. The members of the Compensation Committee are Messrs. Bodenheimer, Milani, and Stroker. Except for Mr. Sykes, no officer or employee of the Company has participated in deliberations of the Board of Directors concerning executive officer compensation.

     Mr. Milani and the Company entered into a one-year consulting agreement on April 1, 1996, providing for an annual fee of $100,000. This one-year consulting agreement was renewed on the same terms effective April 1, 1997. The agreement requires Mr. Milani to provide certain technical consulting services to the Company as requested by the Company. The agreement terminated March 30, 1998, and was not renewed.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     During the year ended December 31, 1997, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "Commission") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date with respect to, (i) each of the Company's directors, (ii) each of the Company's executive officers named in the Summary Compensation Table below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                               BENEFICIALLY OWNED
                                                              --------------------
NAME                                                            SHARES     PERCENT
----                                                          ----------   -------
John H. Sykes(1)............................................  18,599,149    47.6%
Scott J. Bendert(2).........................................      48,150       *
John L. Crites, Jr.(3)......................................      22,500       *
John D. Bray(4).............................................       3,775       *
H. Parks Helms(5)...........................................       4,723       *
Gordon H. Loetz(6)..........................................       7,723       *
Ernest J. Milani(6).........................................       9,073       *
R. James Stroker(7).........................................       4,448       *
Furman P. Bodenheimer, Jr.(7)...............................      10,500       *
Adelaide A. Sink(8).........................................       1,500       *
Iain A. Macdonald(8)........................................          --      --
John D. Gannett, Jr.(9).....................................      69,946       *
David E. Garner(10).........................................          --      --
Linda McClintock-Greco......................................          --      --
All directors and executive officers as a group (14)
  persons...................................................  18,747,487    48.0%

---------------

 *  Less than 1.0%
 (1) Includes the following shares over which Mr. Sykes retains voting and investment power: (i) 18,211,392 shares owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership in which Mr. Sykes is the sole limited partner and the sole shareholder of the limited partnership's sole general partner; and (ii) 387,757 shares owned by various trusts for the benefit of Mr. Sykes' children. Excludes 7,950 shares owned by Mr. Sykes' wife, as to which Mr. Sykes disclaims beneficial ownership. Mr. Sykes' business address is 100 North Tampa Street, Suite 3900, Tampa, Florida 33602.
 (2) Includes 45,000 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.
 (3) Includes 22,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 22,500 shares of Sykes Common Stock issuable upon the exercise of non-exercisable stock options.
 (4) Includes 3,750 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 3,750 shares of Sykes Common Stock issuable upon the exercise of non-exercisable stock options.
 (5) Excludes 7,500 shares of Sykes Common Stock issuable upon the exercise of non-exercisable stock options.
 (6) Includes 7,500 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 7,500 shares of Sykes Common Stock issuable upon the exercise of non-exercisable stock options.

 (7) Includes 3,750 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 11,250 shares of Sykes Common Stock issuable upon the exercise of non-exercisable stock options.
 (8) Excludes 5,000 shares of Sykes Common Stock issuable upon the exercise of non-exercisable stock options.
 (9) Includes 69,946 shares of Sykes Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes 69,948 shares of Sykes Common Stock issuable upon the exercise of non-exercisable stock options.
(10) Excludes 762,000 shares of Sykes Common Stock issuable upon the exercise of non-exercisable stock options.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid to or earned by the Company's President and Chief Executive Officer and each of the Company's five other most highly compensated executive officers who earned more than $100,000 for the years ended December 31, 1997, 1996, and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                          ANNUAL                            ------------
                                       COMPENSATION            OTHER         SECURITIES
                                    -------------------       ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(2)     OPTIONS      COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
John H. Sykes..............  1997   $300,000   $     --      $     --              --         $ 27,495
  President and Chief        1996    300,000         --            --              --           22,682
  Executive Officer          1995    165,000    368,578            --              --           24,573
Scott J. Bendert...........  1997   $123,846   $ 43,750      $     --              --         $  6,435
  Senior Vice President --   1996    107,692     50,000            --          45,000            3,235
  Finance, Treasurer, and    1995     89,716     20,000            --              --            4,257
  Chief Financial Officer
John D. Bray...............  1997   $108,942   $ 16,000      $     --              --         $  3,099
  Senior Vice President --   1996     80,279     20,625            --           7,500              367
  Human Resources and
  Administration(3)
David E. Garner............  1997   $150,000   $     --      $     --              --         $ 10,282
  Senior Vice President(4)   1996    150,000     86,600            --              --            8,488
                             1995    150,000     79,166            --         762,000            9,321
John D. Gannett, Jr........  1997   $150,000   $     --      $     --              --         $  3,435
  Senior Vice President(5)   1996    150,000     40,000            --         139,894            7,165
                             1995     69,806     25,000            --              --          175,000
John L. Crites, Jr.........  1997   $120,000   $     --      $     --              --         $  3,062
  Vice President and
     General Counsel(6)      1996     88,134         --            --          45,000              719


---------------

(1) Does not include the value of the perquisites provided to certain of the named executive officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.
(2) Represents contributions to the Sykes Enterprises, Incorporated Employees' Savings Plan and Trust and excess group term life insurance.

(3) The information presented for Mr. Bray includes his salary and all other compensation since joining the Company during 1996.
(4) Mr. Garner is no longer employed by the Company and currently is a director and an officer of the Company's joint venture, Sykes HealthPlan Services, Inc.
(5) Mr. Gannett rejoined the Company in July 1995. "All Other Compensation" for 1995 consists solely of payments for consulting services and pursuant to severance agreements entered into with Mr. Garnnett in 1991. Mr. Gannett is no longer employed by the Company and currently is an officer of the Company's joint venture, Sykes HealthPlan Services, Inc.
(6) The information presented for Mr. Crites includes his salary and all other compensation since joining the Company during 1996.

     The following table sets forth information with respect to grants of stock options during 1997 to the executive officers named in the Summary Compensation Table.

                           OPTIONS GRANTED LAST YEAR

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                                  ASSUMED ANNUAL RATES OF
                                                    INDIVIDUAL                                 STOCK PRICE APPRECIATION FOR
                                                      GRANTS                                            OPTION TERM
                       ---------------------------------------------------------------------   -----------------------------
                                    PERCENTAGE OF
                       NUMBER OF        TOTAL
                       SECURITIES      OPTIONS                    MARKET PRICE
                       UNDERLYING    GRANTED TO     EXERCISE OR   OF UNDERLYING
                        OPTIONS       EMPLOYEES     BASE PRICE     SECURITY ON    EXPIRATION
NAME                   GRANTED(#)      IN 1997       ($/SHARE)    DATE OF GRANT      DATE       0%($)      5%($)     10%($)
----                   ----------   -------------   -----------   -------------   ----------   -------    -------    -------
John H. Sykes........      --            --             --             --             --          --         --         --
Scott J. Bendert.....      --            --             --             --             --          --         --         --
John D. Bray.........      --            --             --             --             --          --         --         --
David E. Garner......      --            --             --             --             --          --         --         --
John D. Gannett,
  Jr.................      --            --             --             --             --          --         --         --
John L. Crites,
  Jr.................      --            --             --             --             --          --         --         --

     The following table sets forth information with respect to the aggregate stock option exercises by the executive officers named in the Summary Compensation Table during 1997 and the year-end value of unexercised options held by such executive officers.

                           AGGREGATE OPTION EXERCISES
                      LAST YEAR AND YEAR-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                            SHARES                           OPTIONS AT YEAR END(#)             AT YEAR END(1)
                          ACQUIRED ON                    ------------------------------   ---------------------------
NAME                      EXERCISE(#)   VALUE REALIZED    EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------------   --------------   -------------   -----------   -------------
John H. Sykes...........        --        $       --             --               --        $   --       $        --
Scott J. Bendert........    15,000           484,125             --           45,000            --           877,500
John D. Bray............     2,500            80,750             --            7,500            --           146,250
David E. Garner.........        --                --             --          762,000            --        14,859,000
John D. Gannett, Jr.....    46,631         1,505,005             --          139,894            --         2,727,933
John L. Crites, Jr......    15,000           484,125             --           45,000            --           877,500

---------------

(1) Based upon the closing sale price of $19.50 per share of common stock on December 31, 1997, as reported in the Nasdaq National Market.

EMPLOYMENT AGREEMENTS

     John H. Sykes. On January 1, 1996, the Company entered into an employment agreement with John H. Sykes, the Company's Chairman of the Board, President, and Chief Executive Officer. The employment agreement provides for an initial term of five years with an annual base salary of $300,000. Thereafter, the agreement automatically renews for successive two-year terms, unless terminated by either party, with the base salary increasing by at least 30% subsequent to the initial term and at least 15% for any subsequent automatic renewal term. Mr. Sykes is also entitled to a performance bonus up to 100% of his base salary based on the Company's achievement of specified levels of income before income taxes as determined by the Compensation Committee and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     If the agreement is terminated by the Company for any reason other than Mr. Sykes' death or disability or other than cause (as defined therein), the Company shall pay Mr. Sykes a one-time severance payment equal to two times the total of the full amount of Mr. Sykes' annual base salary in effect at the time of such termination plus Mr. Sykes' average annual bonus and other compensation for the prior three years (or such shorter period if the agreement is in effect for less than three years). During the two-year period following termination of employment, Mr. Sykes shall not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company.

     The agreement also provides for a one-time severance payment, in lieu of any other severance payment, equal to three times the total of the full amount of Mr. Sykes' annual base salary then in effect plus Mr. Sykes' average annual bonus and other compensation for the prior five years (or such shorter period if the employment agreement is in effect for less than five years) upon a "change of control" of the Company if, (i) Mr. Sykes is terminated from employment prior to the end of the term of the agreement (except if terminated for cause), or
(ii) Mr. Sykes elects to terminate his employment with the Company under certain circumstances. A "change of control" shall be deemed to have occurred if, (i) any person (other than Mr. Sykes) beneficially owns 20% or more of the outstanding shares of voting capital stock; (ii) the sale or transfer of greater than 50% of the book value of the Company's assets; (iii) the merger, consolidation, share exchange, or reorganization of the Company as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than 50% of the voting power of the capital stock of the surviving corporation; (iv) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (v) the commencement of a tender offer which, if successful, would result in a change of control; or (vi) a determination by the Board of Directors, in view of then current circumstances or impending events, that a change of control has occurred or is imminent.

     Gordon H. Loetz. On November 10, 1997, the Company entered into a one-year employment agreement with Gordon H. Loetz, providing for an annual base salary of $400,000. Upon termination, the agreement provides for a one-year non-compete period in return for the Company paying, under certain circumstances, biweekly amounts totaling up to $400,000 for such one-year period. Mr. Loetz is prohibited from directly or indirectly competing with the Company during such one-year period in any area in which the Company's business is conducted. Mr. Loetz is also entitled to a performance bonus based upon his achievement of specified goals and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     Scott J. Bendert. On March 1, 1996, the Company entered into a two-year employment agreement with Scott J. Bendert, providing for an annual base salary of $110,000. The agreement automatically renews for successive one-year terms, unless terminated by either party, and provides that if the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall pay Mr. Bendert a severance payment equal to $110,000, payable in accordance with the Company's standard payment practices, in consideration of Mr. Bendert's agreement to refrain from competing directly or indirectly with the Company for a period of one year in any area in which the Company's business is then conducted. The agreement provides that if it is terminated by the Company for cause or by Mr. Bendert, during a period of one year following termination of employment, Mr. Bendert will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, and the Company shall not be required to pay the severance payment. Mr. Bendert also is entitled to a performance bonus up to 35% of his base salary based upon the Company's achievement of specified levels of income before income taxes and upon his achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Under rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company's chief executive officer and its executive officers. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE ROLE

     The Compensation Committee of the Board of Directors and the Stock Option Committee are responsible for separate aspects of the Company's compensation program for its executive officers, including the named executive officers. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Compensation Committee is also responsible for overseeing other forms of cash compensation and benefits to other senior officers. The Compensation Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers, and making recommendations to the full Board of Directors with respect to these matters. The Stock Option Committee is responsible for making stock option grants under the Company's stock option plans to executive officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

     The Compensation Committee monitors the operation of the Company's executive compensation policies. In 1996, the Company implemented the recommendations of independent compensation consultants that were retained by the Company to assess the effectiveness of the Company's executive compensation programs by comparing the Company's compensation programs to various other companies with similar growth characteristics to those of the Company. Key elements of the Company's compensation program consists of base salary, discretionary annual cash bonuses, and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including health care and other insurance benefits and contributions made by the Company under the Company's Split Dollar Plan. See "Split Dollar Plan."

     Base Salaries. The Company has established competitive annual base salaries for all executive officers, including the named executive officers. The annual base salaries for each of the Company's executive officers, including the Company's chief executive officer, reflect both the recommendations of the Company's compensation consultants and the subjective judgment of the Compensation Committee based on the consideration of the executive officer's position with the Company, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements, and contributions to the growth of the Company.

     Mr. Sykes annual base salary as the Company's chief executive officer is currently $300,000. The Compensation Committee believes that this annual base salary is below what it should be and is not consistent with the salary range established for this position based on the Compensation Committee's discussions with outside consultants, the factors noted above, and Mr. Sykes' prior experience and managerial expertise, his knowledge of the Company's operations, and the industry in which it operates. The Compensation Committee will continue to review the total annual compensation package which Mr. Sykes receives.

     Annual Bonus. The Company's executive officers are eligible for an annual cash bonus under the Company's Bonus Program. The Bonus Program provides for the discretionary payment of annual incentive awards to key employees, including executive officers of the Company, pursuant to a formula related to the Company's operating goals and personal performance goals. Payments under the Bonus Program are discretionary and are subject to certain limitations.

     Stock Options. Under the Plans, stock options may be granted to key employees, including executive officers of the Company. The Plans are administered by the Stock Option Committee in accordance with the requirements of Rule 16b-3. [Rule 16b-3 generally requires transactions between the Company and its officers and directors to be approved by a committee of outside directors.]

     The principal factors considered in determining the granting of stock options to executive officers of the Company were the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities and his or her contributions toward the Company's attainment of strategic goals. All stock options granted to executive officers of the Company under the Plans were made at fair market value on the date of grant (as calculated under the 1996 Plan) and were not exercisable for a vesting period of one to three years following the date of grant.

     During the year ended December 31, 1997, no options to purchase shares of Common Stock under the Plans were granted to Mr. Sykes.

SECTION 162(M) LIMITATIONS

     Under Section 162(m) of the Internal Revenue Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers, unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

                             COMPENSATION COMMITTEE

                             FURMAN P. BODENHEIMER
                                ERNEST J. MILANI
                                R. JAMES STROKER

February 28, 1998

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index since the Company's initial public offering on April 29, 1996. This graph assumes that $100 was invested on April 29, 1996 in the Company's common stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Index.

                                                          Nasdaq Stock      Nasdaq Computer
        Measurement Period          Sykes Enterprises,    Market (U.S.)        and Data
      (Fiscal Year Covered)                Inc.               Index        Processing Index
4/29/96                                    $100.00             $100.00           $100.00
12/31/96                                   $312.50             $109.00           $106.00
12/31/97                                   $243.75             $133.22           $129.69

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to the future stock performance.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand LLP as the Company's independent auditors for 1998 A representative of Coopers & Lybrand LLP will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and may make a statement if he so desires.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 1999 Annual Meeting of Shareholders must be received by the Company no later than November 30, 1998, to be eligible for inclusion in the proxy material for that meeting.

                                 OTHER MATTERS

     Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                          By Order of the Board of Directors,

                                          /s/ Margery Bass
                                          MARGERY BASS
                                          Secretary

                                                                       EXHIBIT A

     AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION THE COMPANY'S ARTICLES OF INCORPORATION TO EXPAND THE INDEMNIFICATION PROVISIONS THEREOF TO INCLUDE ALL OF THE COMPANY'S OFFICERS AND DIRECTORS, ALL OF THE OFFICERS AND DIRECTORS OF ALL THE COMPANY'S DOMESTIC SUBSIDIARIES, AND ALL PERSONS RENDERING SERVICES TO THE COMPANY'S FOREIGN SUBSIDIARIES IN CAPACITIES AS OFFICERS AND DIRECTORS OR IN EQUIVALENT, IDENTICAL, OR SIMILAR CAPACITIES.

                                   ARTICLE 6

                                INDEMNIFICATION

     6.1 Provision of Indemnification. The Company shall, to the fullest extent permitted or required by the FBCA, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than to such amendment), indemnify all of the Corporation's officers and directors, all of the officers and directors of all of the Corporation's domestic subsidiaries, and all persons rendering services to the Corporation's foreign subsidiaries in capacities as officers and directors or in equivalent, identical, or similar capacities (hereinafter collectively the "Officers" and "Directors" of the Corporation), against any and all liabilities and advance any and all reasonable Expenses incurred thereby in any proceeding to which any such Director or Officer is a Party or in which such Director or Officer is deposed or called to testify as a witness because he or she is or was a Director or Officer of the Corporation or any of the Corporation's domestic or foreign subsidiaries. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Officer may be entitled under any written agreement, Board of Director's resolution, vote of shareholders, the FBCA, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Officers, whether or not the Company would be obligated to indemnify or advance expenses to such Director or Officer under this Article. For purposes of this Article, the term "Directors" includes former directors of the Corporation or any of the Corporation's domestic or foreign subsidiaries and any director who is or was serving at the request of the Corporation or any of the Corporation's domestic or foreign subsidiaries as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provisions of goods or services to the enterprise, including without limitation, attorneys at law, accountants, and financial consultants). The term "Officers" includes all of those individuals who are or were at any time officers of the Corporation or any of the Corporation's domestic or foreign subsidiaries and not merely those individuals who are or were at any time "executive officers" of the Corporation or any of the corporation's domestic or foreign subsidiaries as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All of the capitalized terms used in this Article 6 and not otherwise defined herein have the meaning set forth in
Section 607.0850 of the FBCA. The provisions of this Article 6 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives, and shall not create any rights in favor of third parties. No amendment to or repeal of this Article 6 shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

                               [corporate logo]

                         SYKES ENTERPRISES, INCORPORATED

                      1997 MANAGEMENT STOCK INCENTIVE PLAN

         1. ESTABLISHMENT. SYKES ENTERPRISES, INCORPORATED (the "Company"), hereby establishes a stock incentive plan for its officers and managers, as described herein, which shall be known as "SYKES ENTERPRISES, INCORPORATED 1997 MANAGEMENT STOCK INCENTIVE PLAN" (the "Plan"). It is intended that performance-accelerated non-qualified stock options may be granted under the Plan.

         2. PURPOSE. The purpose of the Plan is to reward certain officers and certain managers for superior service to the Company, or any of its subsidiaries, to induce such persons to remain in the employ of the Company, to provide incentives to enhance such persons' performance, and to encourage such persons to secure or increase, on reasonable terms, their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and secure its continued growth and financial success.

         3.       DEFINITIONS.

                  3.1. "Board" shall mean the Board of Directors of the Company, as the same shall change from time to time.

                  3.2. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  3.3. "Fair Market Value" shall mean the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ on the date of determination.

                  3.4. "Performance Objectives" shall mean such performance criteria as is determined by the Committee (as defined below) or the Board and which will qualify the related Stock Option as performance-based compensation under Section 162(m) of the Code. Such Performance Objectives shall be equal to a desired level or levels for any fiscal period, year or years of any or a combination of the following criteria on an absolute or relative basis, and, where applicable, measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: (i) pre-tax earnings,
(ii) operating earnings, (iii) after-tax earnings, (iv) return on investment,
(v) earnings value added, (vi) earnings per share, (vii) revenues, (viii) cash flow or cash flow return on investment, (ix) return on assets or return on net assets, (x) return on capital, (xi) return on equity, (xii) return on sales,
(xiii) operating margin or (xiv) total shareholder return or stock price appreciation, or such other non-financial criteria as determined by the Committee; provided that with respect to certain participants, the Performance Objectives may be based upon divisional rather than consolidated results, or a combination of the two.

                  3.5. "Stock Options" shall mean performance-contingent non-qualified stock options as more fully described in Section 8 hereunder.

         4. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is the date of its adoption by the Board of Directors of the Company, subject to the approval and ratification of the Plan by the shareholders of the Company within twelve (12) months of the effective date, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

         5. STOCK SUBJECT TO PLAN. Subject to adjustment in accordance with the provisions of Section 12, common stock, one cent ($.01) par value per share, not to exceed four million (4,000,000) shares, may be issued pursuant to the Plan. Such shares shall be authorized and unissued shares. If any Stock Options expire, are canceled, or terminate for any reason(s) without having been exercised in full, the shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan.

         6.       ADMINISTRATION.

                  6.1. Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board, consisting of not less than two (2) directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, and an "outside director" within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder. If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" and "outside directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to Stock Options to Participants (as defined in Section 7 hereunder) other than Participants who are subject to the provisions of Section 16 of the Exchange Act ("Section 16 Participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

                  6.2. Authority of the Committee. The Committee shall have authority to grant Stock Options to any Participants (as defined in Section 7 hereunder) under the Plan. Subject to the express provisions of the Plan, the Committee shall have complete authority to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and, in its discretion, to determine the individuals to whom, and the time or times at which Stock Options shall be granted, the exercise periods, limitations on exercise, the number of shares to be subject to each Stock Option and any other terms, limitations, conditions and restrictions on Stock Options as the Committee, in its discretion, deems appropriate. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the

Company or its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Stock Options agreements (which need not be identical), to waive any conditions or restrictions with respect to any Stock Option and to make all other determinations necessary or advisable for the administration of the Plan. The Committee determinations on the matters referred to in this Section 6.2 shall be conclusive.

                  6.3. No Liability. No member or former member of the Board or Committee shall be liable for any action or inaction or determination made in good faith with respect to the Plan or any Stock Option. To the maximum extent permitted by applicable law and by the Company's Articles of Incorporation and Bylaws, each such person shall be indemnified and held harmless by the Company against any cost or expense and liability arising out of any act or omission to act in connection with the Plan.

         7. ELIGIBILITY. Stock Options may be granted to officers and managers of the Company, or any of its subsidiaries, rendering bona fide services to the Company, or any of its subsidiaries ("Participants") under the Plan.

         8.       GRANTS OF STOCK OPTIONS.

                  8.1. Grant. Subject to the provisions of the Plan, the Committee may grant to Participants performance-accelerated non-qualified stock options (collectively "Stock Options") in such amounts as the Committee shall determine. Subject to the provisions hereof, the Committee shall have full discretion to determine the terms and conditions (including vesting and exercise) of all Stock Options. Stock Options may be granted under the Plan to such Participants as the Committee shall determine in its sole discretion, based upon Performance Objectives.

                  8.2. Outside Exercise Period. The Committee shall establish an exercise period within which the Stock Options must be vested and exercisable (the "Outside Exercise Period"). The Outside Exercise Period must have commenced and terminated within ten (10) years from the date of grant of the Stock Option.

                  8.3. Acceleration. The Committee shall, in its sole discretion specify Performance Objectives which shall cause the vesting and exercise period of such Stock Options to accelerate (the "Accelerated Exercise Period"). The Accelerated Exercise Period must terminate within ten (10) years from the date of grant of the Stock Option.

                  8.4. Option Price. The per share option price of a Stock Option, as determined by the Committee, shall never be less than the Fair Market Value of the shares on the date of grant of the Stock Option.

         9.       EXERCISE OF OPTIONS.

                  9.1. Manner of Exercise. The Committee shall prescribe the manner in which a Participant may exercise a Stock Option which is not inconsistent with the provisions of this Plan. A Stock Option may be exercised, subject to limitations on its exercise, from time to time, only by (i) providing written notice of intent to exercise the Stock Option with respect to a specified number of shares, and (ii) payment in full to the Company of the option price at the time of exercise. Payment of the option price may be made
(i) by delivery of cash and/or securities of the Company having a then Fair Market Value equal to the option price, or (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option price.

                  9.2. Prerequisites of Exercise. All certificates for shares of stock delivered pursuant to the exercise of any Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and legends may be put on any such certificates to make appropriate reference to such restrictions. As a condition to the exercise of any Stock Option under the Plan, the Committee may require a Participant to execute a lock-up agreement as requested by the Company's underwriters. Each Stock Option shall be subject to the requirement that, if at any time (i) the registration or qualification of shares relating to such Stock Option on any securities exchange or under any state or federal securities laws, or (ii) the approval of any securities exchange or regulatory body, is necessary or desirable as a precondition to issuance to, the issuance of shares in connection therewith may not be consummated unless such listing, registration, qualification or approval shall have been effected.

         10. TRANSFERABILITY OF STOCK OPTIONS. Except as otherwise specifically provided by the Committee, Stock Options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Participant only by the Participant.

         11.      TERMINATION OF EMPLOYMENT.

                  11.1. Termination Without Cause. Unless otherwise determined by the Committee or provided in the Stock Option agreement granted to a Participant, in the event a Participant chooses to voluntarily leave the employ of the Company for any reason other than retirement with the consent of the Committee, or is terminated or dismissed from employment with the Company, other than for Cause, as defined below, the Participant shall have thirty (30) days from the date of termination to exercise any Stock Option which has vested as of the first (1st) day of the calendar year of the Participant's termination. The Committee may cancel a Stock Option if, during the thirty (30) day period referred to above, the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

                  11.2. Termination for Cause. In the event a Participant is terminated or dismissed for Cause, all rights to exercise any Stock Option shall terminate immediately unless otherwise determined by the Committee or provided in the Stock Option agreement granted to such Participant.

                           For the purpose of this Section "Cause" shall mean:

                           (i)      the continued failure by the Participant to
substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness);

                           (ii)     the engaging by the Participant in conduct
which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

                           (iii)    any "cause" defined in the Participant's
employment agreement with the Company, if any.

                  11.3. Death or Retirement. If Participant's cessation of employment with the Company is due to Participant's death or Participant's retirement with the consent of the Company, Participant, or his/her beneficiary may, at any time within three (3) months after such cessation of employment, exercise any portion of a Stock Option which is vested on the date of cessation of employment (portions of the Stock Option vesting in the year of death or retirement shall be pro-rated for any partial year the Participant is employed). The Committee may cancel all or part of the Stock Option if, during the three
(3) month period after Participant's retirement, as referred to above, the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company and subject to applicable law. The Committee shall also determine whether a leave of absence shall constitute a termination of employment. Any determinations of the Committee shall be final and conclusive unless overruled by the Board.

         12. CAPITAL ADJUSTMENT PROVISIONS. In the event of any change in the shares of common stock of the Company by reason of a stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to each outstanding Stock Option, and the exercise price for shares subject to each outstanding Stock Option, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

         13. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate ten years from the effective date as defined in Section 4, unless sooner terminated as hereinafter provided. The Board may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board to be necessary or advisable to assure the Company's deduction under Section 162(m) of the Code for all Stock Options granted under the Plan, to assure conformity with any requirements of other state or federal laws or regulations; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to enable the Company to comply with the provisions of Section 162(m) of the Code) or (ii) the listing requirements of any principal securities exchange or market on which the shares are then traded (in order to maintain the listing or quotation of the shares thereon). No termination or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under any Stock Option previously granted.

         14. RIGHTS OF PARTICIPANTS. Nothing in this Plan or in any Stock Options shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         15. RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to shares covered by any Stock Option until the date of issuance of the stock certificate to such Participant and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

         16. TAX WITHHOLDING. The Company may deduct and withhold from any cash otherwise payable to a Participant such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes in connection with any Stock Option. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Participant pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

         A Participant may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of stock otherwise issuable to the Participant. The election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.

         17. MISCELLANEOUS. The grant of any Stock Option under the Plan may also be subject to other provisions as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Stock Options, which means may provide for a return to a Participant on amounts deferred as determined by the Committee; (b) the purchase of stock under Stock Options in installments; and (c) compliance with federal or state securities laws and stock exchange or market requirements.

         18. AGREEMENTS. Stock Options granted pursuant to the Plan shall be evidenced by written agreements in such forms as the Committee shall from time to time adopt.

         19. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of Florida.

                                                                       APPENDIX

                        SYKES ENTERPRISES, INCORPORATED
                  Annual Meeting of Shareholders, April 30, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned shareholder of Sykes Enterprises, Incorporated (the "Company") hereby appoints John H. Sykes and Scott J. Bendert as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida on Thursday, April 30, 1998 at 10:00 a.m. Eastern Standard Time, in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 and 3.



             DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

             SYKES ENTERPRISES, INCORPORATED 1998 ANNUAL MEETING



1.  ELECTION OF DIRECTORS:   1 - H. PARKS HELMS  2 - ADELAIDE A. (Alex) SINK  3 - LINDA McCLINTOCK-GRECO, M.D.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  To amend the Company's Articles of Incorporation to expand the indemnification provisions thereof to include all of the Company's officers and directors, all of the officers and directors of all the Company's domestic subsidiaries, and all persons rendering services to the Company's foreign subsidiaries in capacities as officers and directors or in equivalent, identical, or similar capacities.

3.  To approve the adoption of the Company's 1997 Management Stock Incentive
    Plan.

4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before this
    Meeting or any adjournments or postponements thereof.

Address Change?                                              Date
Mark Box               [  ]                                      ---------------------------------------------------
Indicate changes below:







                     [  ]  FOR     [  ]  WITHHOLD AUTHORITY

---------------->    [                                           ]
                     [                                           ]

                     [  ]  FOR     [  ]  AGAINST     [  ]  ABSTAIN

                     [  ]  FOR     [  ]  AGAINST     [  ]  ABSTAIN

                     [  ]  FOR     [  ]  AGAINST     [  ]  ABSTAIN

                     [  ]  FOR     [  ]  AGAINST     [  ]  ABSTAIN

                     NO. OF SHARES

                     [                                           ]
                     [                                           ]
                     [                                           ]

                     SIGNATURE(S) IN BOX
                     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY.  WHEN SHARES ARE HELD BY JOINT TENANTS,
                     BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR PARTNER, PLEASE
                     GIVE FULL TITLE, AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT
                     OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


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